UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): April 19, 2012

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)
Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Further to its prior public filings, ChinaCast Education Corporation (the "Company") hereby provides additional information regarding its dispute with former chairman and chief executive officer Ron Chan and his associates and other recent matters.

The Company is continuing to pursue the return of the company seals, business licenses and financial seals (referred to as "chops") for two of its subsidiaries, ChinaCast Technology (Shanghai) Limited ("CCT Shanghai") and Yupei Training Information Technology Co., Ltd. ("YPSH"), which are wholly owned foreign enterprises relating to its e-learning and training services business and its Foreign Trade Business College, respectively. CCT Shanghai is also the entity through which the Company operates its variable interest entity ChinaCast Li Xiang Co, Ltd. ("CCLX"). Under PRC law, the chops are necessary for these subsidiaries to enter into contracts, conduct banking business, and take official corporate action, including registering a change in management with the relevant authorities in China. Mr. Chan was required pursuant to his employment contract and directed by the Company's board of directors to return these chops in connection with his termination but has claimed that he neither has them nor controls them.

The Company is also continuing to investigate whether there were questionable activities involving current and former employees, and if so, whether to pursue relevant civil and criminal legal remedies. In this regard, the Company's interim management team, along with various legal advisors and forensic consultants, has discovered the following matters which remain under investigation:

•	the unauthorized transfer of subsidiaries holding interests in two of the Company’s colleges, Lijiang College and Hubei International University Business College, to unauthorized persons outside of the Company group structure. The Company believes that its former chief investment officer and president-China, Mr. Xiangyuan Jiang, who was terminated on March 29, 2012, may have been involved in these unauthorized transfers. The Company’s other school, Foreign Trade Business College, is owned by YPSH. These three colleges comprise all of the substantive operations of the Company’s Traditional University Group segment (“TUG”);

•	actions by Mr. Chan, Mr. Jiang and their associates to prevent the Company from preparing its consolidated financial statements and related supporting documents and schedules, which in turn has prevented the completion of the 2011 audit of the Company’s consolidated financial statements;

•	a number of unpaid and delinquent ordinary expenses which continue to go unpaid as a former employee who holds the chops is selectively chopping certain payment requests, such as employee payroll, but not others, such as rent and vendor payments. The Company believes it may have identified the former employee holding these chops but is still unable to recover them and believes that this employee may be working with Mr. Chan. Further, the Company believes these actions are intended to undermine the authority of the new management of the Company and to frustrate the ability to complete the audit;

•	possible destruction of Company documents and confirmed unauthorized removal of computer equipment in the Shanghai office;

•	possible undisclosed related party transactions involving the use of Company assets to establish and operate education-related companies outside of the Company's group structure;

•	possible undisclosed loans to third parties secured by Company assets and without the board's knowledge; and

•	suspicious trading of Company securities, potentially by individuals or entities affiliated with former directors and officers, which the Company has discussed with the U.S. Securities and Exchange Commission enforcement staff.

In addition, on April 16, 2012, approximately 10 to 15 individuals not employed by the Company forcibly entered the Company's Shanghai office and stole some of the computers believed to be utilized by its finance department. Further, on April 17, 2012, individuals claiming to be associates of Mr. Chan unsuccessfully tried to occupy the Company's Shanghai office premises but were removed by the local police.

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Besides continuing to investigate the above matters and determining the means to recover its private colleges, the Company is also continuing its efforts to regain control over its assets in Shanghai as well as assessing its control over its other company-wide assets. The Company is also continuing to take legal action against Mr. Chan and his associates and, along with certain shareholders, is pursuing governmental, political and diplomatic contacts to help resolve these issues. The Company believes that PRC law provides court sanctioned means to regain control of its operations and to seek the return of any Company property illegally taken by Mr. Chan and/or his associates. However, as with all legal processes, these court proceedings will take time to complete and a favorable outcome is not assured. In addition, during the intervening period, these individuals may continue to inflict damage on the Company, its operations and assets, and its goodwill and reputation. As a result, the Company cannot give any assurance that it will regain control over its assets in Shanghai or its private colleges, and if so, when, or whether other assets of the Company are secure. To the extent the Company is unable to regain control over its assets in Shanghai or its private colleges or lose control of other Company assets or if the results of its investigatory efforts reveal fraud or other illegal conduct, the Company's business and operations will be materially and adversely harmed.

The assets in Shanghai, together with the private colleges, constitute a very substantial portion of the Company’s total revenues and total assets. First, the Company’s assets in Shanghai comprise a very substantial portion of the revenues and assets of its e-learning and training services group (“ELG”) segment. As disclosed in the Company’s 10-K/A filed on February 24, 2012, the ELG segment’s assets and revenues as of and for the year end December 31, 2010 were RMB 716.6 million (or 24.3% of total assets) and RMB 208.1 million (or 40.5% of total revenues), respectively. The ELG segment’s asset and revenues, as disclosed in the Company’s Form 10-Q filed on November 9, 2011, as of and for the nine month period ended September 30, 2011, were RMB 688.2 million (or 22.8% of total assets) and RMB 169.7 million (or 35.5% of total revenues), respectively.

Second, as noted above, the TUG segment consists of three private colleges, two of which have been transferred outside of the Company group structure and one of which is held by YPSH, an entity whose chops have been misappropriated from the Company. As disclosed in the Company’s 10-K/A filed on February 24, 2012, the TUG segment’s assets and revenues as of and for the year ended December 31, 2010 were RMB 2,237.4 million (or 75.7% of total assets) and RMB 305.9 million (or 59.5% of total revenues), respectively. The TUG segment’s asset and revenues, as disclosed in the Company’s Form 10-Q filed on November 9, 2011, as of and for the nine month period ended September 30, 2011, were RMB 2,331.4 million (or 77.2% of total assets) and RMB 308.8 million (or 64.5% of total revenues), respectively.

The matters discussed herein also continue to delay the Company's reporting of financial results and could result in delays in financial reporting for future periods. Further, these matters could impact the Company's ability to consolidate certain assets for financial reporting purposes and/or result in a significant impairment or writeoff. Finally, the Company has submitted a compliance plan to Nasdaq as discussed in its prior Form 8-Ks. However, the Company cannot give any assurance that it will remain listed or if there will be any public trading in its common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2012	ChinaCast Education Corporation

	By:	/s/ Doug Woodrum
Doug Woodrum
Chief Financial Officer

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